UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 6, 2007

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

Payment of Bonuses Pursuant to 2006 Executive Bonus Plan

On February 6, 2007, the compensation committee of the Company’s board of directors considered the approval of non-equity incentive payments pursuant to the terms of the 2006 Executive Bonus Plan (the “2006 Plan”), described in our Current Report on Form 8-K filed on December 12, 2005 and attached thereto as Exhibit 99.4.  Based upon the achievement of performance goals of the Company, the amounts payable pursuant to the 2006 Plan to eligible participants, including executive officers, exceeded the target individual payouts under the 2006 Plan.  After discussion with the Company’s management, the compensation committee exercised its authority under the terms of the 2006 Plan to reduce the actual payments to certain eligible participants, including all executive officers, to amounts that are closer to the target payments than the amounts calculated pursuant to the terms of the 2006 Plan.  Accordingly, the compensation committee approved non-equity incentive payments to our executive officers other than our chief executive officer, and, upon obtaining the agreement of all independent directors, to our chief executive officer, in the following amounts:

Executive Officer	Non-Equity Incentive Payment

Stephen A. Skaggs, President and Chief Executive Officer	$300,000

Jan Johannessen, Senior Vice President and Chief Financial Officer	$115,000

Martin R. Baker, Corporate Vice President, General Counsel, and Secretary	$73,330

Stephen M. Donovan, Corporate Vice President, Sales	$65,000

The compensation committee approved the payment of an aggregate of $1,253,393 in non-equity incentive payments under our 2006 Plan to all eligible participants, including the above amounts paid to our executive officers.

Amendment of 2007 Executive Variable Compensation Plan

On December 5, 2006, the compensation committee, having obtained the agreement of the independent directors with respect to the chief executive officer, approved the 2007 Executive Variable Compensation Plan (the “2007 EVCP”), which is described in our Current Report on Form 8-K filed on December 7, 2006 and attached thereto as Exhibit 99.1.  On February 6, 2007, the compensation committee, having obtained the agreement of the independent directors, revised the target payout for the Company’s chief executive officer from 70% to 90% of salary, thereby changing his target payout from $280,000 to $360,000.  All other terms of the 2007 EVCP remain unchanged.

Form of Notice of Grant of Restricted Stock Units under the Company’s 1996 Stock Incentive Plan; Approval of Grants of Restricted Stock Units and Stock Options to Executive Officers

On February 6, 2007, pursuant to the terms of the Company’s 1996 Stock Incentive Plan, the compensation committee approved the form of Notice of Grant of Restricted Stock Units to Executive Officer and approved grants of restricted stock units, or RSUs, to the Company’s executive officers other than our chief executive officer, and, upon obtaining the agreement of all independent directors, approved a grant of RSUs to our chief executive officer.  The number of RSUs granted to our executive officers were as follows:

Executive Officer	# of RSUs

Stephen A. Skaggs, President and Chief Executive Officer	30,000

Jan Johannessen, Senior Vice President and Chief Financial Officer	8,050

Martin R. Baker, Corporate Vice President, General Counsel, and Secretary	3,450

Stephen M. Donovan, Corporate Vice President, Sales	4,415

These grants of RSUs will vest upon satisfaction of both of the following conditions:

(1)   Twenty-five percent (25%) of the RSUs shall vest on the first anniversary of the date of grant, and an additional twenty-five percent (25%) of the RSUs shall vest on each anniversary of the date of grant thereafter;

(2)   Twenty-five percent (25%) of the RSUs shall vest if the fair market value of a share of the Company’s common stock on each yearly anniversary of the date of grant has increased at least fifteen percent (15%), compounded annually to the nearest whole number percentage, over the fair market value on the date of grant; i.e., has reached one hundred fifteen percent (115%) of the fair market value on the date of grant, one hundred thirty-two percent (132%) of the fair market value on the date of grant, one hundred fifty-two percent (152%) of the fair market value on the date of grant, and one hundred seventy-five percent (175%) of the fair market value on the date of grant, respectively, for each twenty-five percent (25%) portion of the RSUs.  The fair market value on the date of grant and on each anniversary date will be calculated based on the average of the closing prices of the Company’s common stock, as reported on the NASDAQ Global Market (“NASDAQ”), for each trading day during the sixty (60) calendar day period ending on the day prior to such date.  If this NASDAQ value vesting condition is not met with respect to any twenty-five percent (25%) portion of the RSUs on the relevant anniversary of the date of grant, then such unvested twenty-five percent (25%) of the RSUs may vest on any of the three (3) subsequent anniversaries of the date of grant, respectively, if the value of the Company’s common stock on such subsequent anniversary of the date of grant is equal to or greater than the required fair market value for the relevant anniversary of the date of grant.  If the relevant NASDAQ value vesting condition has not been met for any twenty-five percent (25%) portion of the RSUs by the third subsequent anniversary of the relevant anniversary of the date of grant, then such twenty-five percent (25%) portion of the RSUs shall be forfeited and terminate on such third subsequent anniversary date.

In addition, in the event of a change in the Company’s capital structure that occurs as a result of a merger, consolidation, plan of exchange, combination or other purchase of the Company’s stock or assets, satisfaction of the NASDAQ value vesting condition (and the resulting vesting of RSUs) shall be determined on the basis of the per share consideration paid to holders of the Company’s common stock in the transaction.  A copy of the form of Notice of Grant of Restricted Stock Units to Executive Officer is attached hereto as Exhibit 99.1.

The grants of restricted stock units are part of an overall revision of the Company’s equity compensation practices undertaken by the compensation committee, which, in part, has tied the number of shares to be granted in a given year to officers of the Company, including executive officers, to the Company’s performance to its annual plan.  In order to implement the alignment of equity incentive grants to annual plan performance, the timing of annual equity incentive grants has been moved from the regularly scheduled board meeting occurring in the Company’s third fiscal quarter to the regularly scheduled board meeting occurring in the first fiscal quarter. Moreover, grants of restricted stock units have been made in lieu of a portion of the annual replenishment option grants to executive officers.  In addition, as set forth above and in the form of Notice of Grant of Restricted Stock Units to Executive Officer attached hereto as Exhibit 99.1, the vesting of restricted stock units granted to executive officers is contingent upon certain annual appreciation in the Company’s stock price.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Form of Notice of Grant of Restricted Stock Units to Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: February 8, 2007	By:	/s/ Jan Johannessen
Jan Johannessen
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Grant of Restricted Stock Units to Executive Officer